                                                                    EXHIBIT 23.1


                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


As independent public accountants, we hereby consent to the incorporation by reference in this Form 10-K, into the Company's previously filed Registration Statement No. 33-21515 on Form S-8 dated April 28, 1988, Registration Statement No. 33-22463 on Form S-8 dated June 13, 1988, Registration Statement No. 33-65404 on Form S-8 dated July 1, 1993, Registration Statement No. 33-52881 on Form S-8 dated March 30, 1994, Registration Statement No. 33-52903 on Form S-8 dated March 30, 1994, Registration Statement No. 33-54389 on Form S-4 dated June 30, 1994, Registration Statement No. 33-58679 on Form S-8 dated April 18, 1995, Registration Statement No. 33-58685 on Form S-8 dated April 18, 1995, Registration Statement No. 333-02817 on Form S-8 dated April 25, 1996, Registration Statement No. 333-15271 on Form S-8 dated October 31, 1996, Registration Statement No. 333-26089 on Form S-8 dated April 29, 1997, Registration Statement No. 333-35617 dated September 15, 1997, Registration Statement No. 333-51567 on Form S-8 dated May 1, 1998, Registration Statement No. 333-77799 on Form S-8 dated May 5, 1999 and Registration Statement No. 333-54172 on Form S-8 dated January 23, 2001.



/s/ Arthur Andersen LLP



Houston, Texas
April 24, 2001